License Reference Number                                           SAN
FRANCISCO TECHNOLOGY LICENSE
AGREEMENT




AGREEMENT between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation

("IBM"), and Aztek, Inc.

a Nevada Corporation ("YOU" or "YOUR").

IBM has certain programming code and technical information that is designed to be used for building computer application programs and certain patents and patent applications covered by such programming code and technical information. IBM wishes to license Version 1, including Releases and modifications thereof, of such programming and technical information, listed by product No. In ATTACHMENT A (the "San Francisco Product"), and patents (defined hereinbelow) to YOU for the purpose of YOUR creating further software products to be licensed by YOU to YOUR Customers.

YOU wish to receive certain licenses with respect to the San Francisco Product for the aforesaid purposes.

In consideration of the premises and the mutual covenants contained in this Agreement and its attachments IBM and YOU agree as follows:

Section 1.

Definitions 1.1          "Application Development Information" shall mean the
files listed in the file named LICENSE.TXT which is located in the root directory of the CD-ROM and in the ...com/ibm/sf/doc/ relative directory that results from the installation of the San Francisco Product on YOUR computer where ... is the prefix directory determined at install time by user specification of directory preference and/or specific platform requirements under Section E, "Application Development Information." The contents of these lists and subdirectories may be updated by IBM from time to time.

1.2 "Base Code" shall mean the Code and Documentation listed in the file named LICENSE.TXT which is located in the root directory of the CD-ROM and in the ...com/ibm/sf/doc/ relative directory that results from the installation of the San Francisco Product on YOUR computer where ... is the prefix directory determined at install time by user specification of directory preference and/or specific platform requirements, under Section C, "Reshippable Materials List," sublist 1. The contents of these lists and subdirectories may be updated by IBM from time to time.

1.3 "CD-ROM" shall mean the CD-ROM on which the San Francisco product is distributed.

1.4    "Code" shall mean computer programming code.     Except as otherwise
specified, Code shall include Source Code and Binary Code.

     (a)       "Binary Code" shall mean Code including but not limited to
Java
byte Code and Object Code in a form that is indirectly or directly executable by a computer, and is not readable or understandable by a programmer of
ordinary skills.     (b)       "Object Code" shall mean Code substantially or
entirely in binary form, and includes header files of the type necessary for use or inter operation with other computer programs. It is intended to be
directly      executable by a computer after processing or linking, but
without interpretation, compilation or assembly.

     (c) "Source Code" shall mean Code in a form which when printed out or displayed is readable and understandable by a programmer of ordinary skills. It includes procedural and object oriented Code with associated comments describing the operation of the Code.

1.5 "Core Business Process" or "CBP" shall mean the information and files listed in the file named LICENSE.TXT which is located in the root directory of the CD-ROM and in the ...com/ibm/sf/doc relative directory that results from the installation of the San Francisco Product on YOUR computer where . . . is the prefix directory determined at install time by user specification of directory preference and/or specific platform requirements under Section C, "Reshippable Materials List," sublist 2. The contents of these lists and subdirectories may be updated by IBM from time to time.

1.6 "Customer" shall mean an end user authorized to use Your Product for such end user's internal productive use and not for remarketing or sublicensing.

1.7 "Derivative Work" shall mean a work based upon one or more preexisting works that would be a copyright infringement if prepared without the authorization of the copyright owners of the preexisting work. Derivative Works are subject to the ownership rights and licenses of others in the preexisting work.

1.8   "Distributors" shall mean business entities used to distribute Your
Product.
1.9. "Effective Date" shall mean the date on which IBM has signed and dated this Agreement.

1.10 "Error" shall mean any mistake, problem, or defect that causes Licensed Binary Code in Your Product to malfunction.

1.11 "Fixpacks" shall mean revisions that correct Errors or provide small programming enhancements.

1.12 "IBM Parents" shall mean all patents (but not including any design patents or registrations) of IBM:

       (a) issued or issuing on patent applications entitled to an effective filing date prior to the termination or expiration of this agreement, whichever comes first;

       (b) which, but for this Agreement, would be infringed by YOUR making, using, importing, offering for sale, leasing, selling or otherwise transferring Your Product in the country in which such patent exists; and

       (c) under which patents or the applications therefor IBM or any of its
Subsidiaries now has, or hereafter obtains, the right to grant licenses to YOU of or within the scope granted herein without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by IBM or its Subsidiaries to third parties (except for payments between IBM and its Subsidiaries, and payments to third parties for inventions made by said third parties while employed by IBM or any its Subsidiaries).IBM Patents shall include said patent applications, continuations in part of said patent applications, and any patents reissuing on any of the aforesaid patents.

1.13 "IHS Product" shall mean an Information Handling System or any instrumentality or aggregate of instrumentalities (including, without limitation, any component, subassembly, computer program or supply) designed for incorporation in an Information Handling System. Any instrumentality or aggregate of instrumentalities primarily designed for use in the fabrication (including testing) of an IHS Product licensed herein shall not be considered to be an IHS Product.

1.14 "Information Handling System" shall mean any instrumentality or aggregate of instrumentalities primarily designed to compute, classify, process, transmit, receive, retrieve, originate, switch, store, display, manifest, measure, detect, record, reproduce, handle or utilize any form of information, intelligence or data for business, scientific, control or other purposes.

1.15 "Internal Production Use" shall mean any use of the San Francisco Product or Your Product other than for the purposes of developing prototypes or application programs.

1.16 "Know-How" shall mean the information contained in the files listed in the file named LICENSE.TXT which is located in the root directory of the CD-ROM and in the ...com/ibm/sf/doc relative directory that results from the installation of the San Francisco Product on YOUR computer where ... is the prefix directory determined at install time by user specification of directory preference and/or specific platform requirements under Section D, entitled "IBM's Know-How." The contents of these lists and subdirectories may be updated by IBM from time to time.

1.17 "Licensed Code" shall mean all Code licensed by IBM to YOU in the San Francisco Product. Except as otherwise specified, Licensed code shall include
Licensed Source Code and Licensed Binary Code.

(a) "Licensed Binary Code" shall mean Binary Code included in the San Francisco Product.

(b)          "Licensed Source Code" shall mean Source Code included in the
San
Francisco Product.

 1.18 "Licensed Materials" shall mean Licensed Technology and Licensed Code.

1.19 "Licensed Technology" shall mean Know-How, Application and Development Information and other technical information provided to YOU by IBM which is incorporated in, or used in the design or provision of Your Product.
Licensed
Technology does not include any Licensed Code.

1.20 "License Reference Number" shall mean a number assigned by IBM in accordance with section 8.1, and used to track and identify YOUR San Francisco
Technology License Agreement and all communications by YOU to IBM in connection therewith.

1.21 "Maintenance Services" shall mean any service that redistributes revisions to the San Francisco Product or provides revisions to Your Original Code within Your Product, where such revisions correct Errors or provide small programming enhancements.

1.22 "Publicly Accessible Network" or "PAN" shall mean any configuration of data processing devices and software adapted for information exchange that is accessible for use by the public or other users unaffiliated with YOU, with or without payment of subscription fees or other charges.

1.23 "Release" shall mean the distribution via CD-ROM of a San Francisco Product containing new software functions, enhancements to existing software functions, new or enhanced tools, and/or additional reference material.

1.24 "Specifications" shall mean the document entitled San Francisco Licensed Program Specifications.

1.25 "Specified Operating Environment" shall mean the machines and programs with which the San Francisco Product is designed to operate, as described in the applicable Specifications.

1.26     "Subsidiary" shall mean a corporation, company or other entity:

     (a) More than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto; or

     (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing theright to make the decisions for such corporation, company or other entity is now or hereafter owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.27 "Trademarks" shall mean the common law and registered trademarks listed in ATTACHMENT B.

1.28 "Trademark Usage Guidelines" shall mean the guidelines providing for the use and display of the Trademarks. The current Trademark Usage Guidelines are set forth in ATTACHMENT C.

1.29 "Version" shall mean new and enhanced products based upon one or more existing San Francisco Products, distributed via CD-ROM and containing significant new software functions, enhancements, new or enjanced tools and/or additional reference materials. A Version may include multiple Releases. A new Version shall be identified by new product and Version numbers.

1.30 "Your Original Code" shall mean Code created by YOU, or YOUR subcontractors, to which YOU have a right to grant use licenses to others. Your Original Code may include Code created by or owned by third parties.

1.31 "Your Patents" shall mean all patents (but not including any design patents or registrations) of YOURS:
       (a) issued or issuing on patent applications entitled to an effective filing date prior to the termination or expiration of this Agreement, whichever comes first; and

       (b)     Under which patents or the applications therefor YOU or any
of   your Subsidiaries now has, or hereafter obtains, the right to grant licenses to IBM of or within the scope granted herein without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by YOU or your Subsidiaries, and payments to third parties for inventions made by said third parties while employed by YOU or any of your Subsidiaries).

Your Patents shall include said patent applications, continuations in part of said patent applications, and any patents reissuing on any of the aforesaid patents.
1.32 "Your Product" shall mean a computer application program that is licensed or otherwise distributed to end users for use by such end users and that contains Licensed Code or was developed using Licensed Technology or contains, incorporates, invokes, calls, or otherwise causes execution of any version of the Licensed Code, or any portion thereof. Your Product shall include Maintenance Services, but shall not include any other services. Your Product shall not include any product that YOU make available for use on a PAN. Such a product shall be the subject of a separate license from IBM.

1.33 "Your Product Revenue" shall be computed as YOUR gross revenue obtained by YOU for the sale or license of Your Products. In no event, however, shall Your Product Revenue be less than 60% of the total revenue obtained by YOU from the sale or license of Your Product and other products and/or services related to or associated with the San Francisco Product. Notwithstanding the foregoing, sales of computer hardware that are separately invoiced at market prices shall not be considered a product related to or associated with the San Francisco Product.

1.34 "Your Product Selling Price" shall mean the bona fide gross selling price, after prompt payment discounts (not to exceed 3%) and quantity discounts actually allowed, at which YOU license or otherwise transfer or provide Your Product, subject to the following:

(a)         If Your Product was not separately itemized and priced and
was      incorporated in other items (whether or not said other item was also
Your Product), Your Selling price shall be the price at which YOU so provided such other item.

(b) If YOU sell or provide identical versions of Your Product at more than one such price, Your Product Selling Price shall mean the total revenue with respect to each of such identical ones of Your Products from said sales in the relevant accounting period divided by the number of Your Products sold in said period.

(c) If YOU use Your Product internally or provide Your Product to affiliates for their internal use and not resale, Your Product Selling Price for Your Product used by YOU or YOUR affiliates for such internal use shall be equal to the average of Your Product Selling Price for all of Your Products identical to Your Product which were provided to other than YOUR affiliates in the relevant accounting period or, if there have been no such sales in
the      relevant accounting period Your Product Selling Price shall be
the            fair market value of Your Products in an arms length
transaction            between unaffiliated parties.

Section 2.  LICENSE GRANTS AND RESTRICTIONS

2.1 Within thirty (30) days after execution of this Agreement, IBM shall furnish to YOU, via Your Technical Coordinator as identified in Section 8.3, one copy of the CD-ROM containing Licensed Materials. IBM further agrees to furnish to YOU a reasonable number of additional copies of the CD-ROM containing Licensed Materials within thirty (30) days of YOUR request for such additional copies. IBM hereby authorizes YOU to download further Licensed Materials which may be located via the URL http://www.ibm.com/java/sanfrancisco on the Internet. Any materials received pursuant to this Agreement and not expressly rejected by YOU within thirty (30) days of receipt shall be deemed accepted.

2.2       Subject to the provisions of Sections 3 and 6, IBM grants to YOU a
nonexclusive, nontransferable, worldwide(a)   Know-how license to use the
Licensed Materials internally for the sole purpose of enabling YOU to develop Your Product based upon the Licensed Technology;

(b) copyright license to prepare Derivative Works based upon the Licensed Technology for the sole purpose expressing to YOUR Customers how to use Your Product; provided, however, that YOU distribute copies of such Derivative Work only in combination with Your Products;

(c) copyright license to prepare Derivative Works based upon the Application Development Information, and to reproduce and distribute the Application Development Information internally for the purposes of developing, preparing and providing Your Products based on the San Francisco Product; and

(d) subject to Section 3.2, right to prepare Derivative Works of the Know-How and reproduce, distribute, perform and display such Derivative Works internally. YOU shall have the further right to distribute to Customers and Distributors, perform and display externally Binary Code versions of Derivative Works of Source Code included in Know-How.

2.3 Subject to the provisions of Sections 4 and 6, IBM grants to YOU and YOUR Distributors, a nonexclusive, nontransferable, worldwide copyright license to reproduce and distribute copies of the Base Code in combination with significant amounts of Your Original Code (as required by Section 4.1(a) included in Your Product and distribute such copies, as part of Your Product, to Customers and Distributors and not as a stand-alone product.

2.4 Subject to the provisions of Sections 4 and 5, IBM grants to YOU and YOUR Distributors a nonexclusive, nontransferrable, worldwide copyright license to reproduce and distribute copies of the CBP in combination with significant amounts of Your Original Code (as required by Section 4.1(a)) included in Your Product and distribute such copies, as part of Your Product, to Customers and Distributors and not as a stand-alone product.

2.5 During the term of this Agreement only, and subject to YOUR full compliance with the terms and conditions of this Agreement, IBM licenses YOU to make, use, import, offer to sell, lease, sell or otherwise transfer Your Products under and patent (including divisions, continuations, reissues and corresponding patents of other countries) issuing from the IBM Patents which are necessarily infringed, and which infringement arises solely and exclusively from, YOUR use of the Licensed Technology pursuant to Sections 2.2(a), 2.2(d), 2.3 and 2.4 and/or YOUR licensed use of the Licensed Code pursuant to Sections 2.3 and 2.4. YOUR rights under this Section 2.5 are personal, nonassignable and nontransferable.

2.6 With the exception of the rights granted in sections 2.2. 2.3, 2.4, 2.5,

2.7 and 11.1, no license or other right is granted by IBM to YOU under this agreement, either directly or by implication, estoppel, or otherwise, under any other intellectual property rights including patents, trademarks, copyrights (including but not limited to, the right to prepare Derivative Works), registered semiconductor mask works, knowhow or trade secrets.

2.7 The licenses granted herein include the right for YOU to sublicense YOUR Subsidiaries and the right of such sublicensed Subsidiaries to sublicense other Subsidiaries of YOURS. Each Subsidiary so sublicensed shall be bound by the terms and conditions of this agreement as if it were named herein in the place of YOU, provided that YOU shall pay and account to IBM for royalties hereunder in respect of the exercise by any Subsidiary of any sublicense granted to it hereunder. Any sublicense granted to a Subsidiary shall terminate on the earlier of the date such Subsidiary ceases to be a Subsidiary or the date this Agreement terminates or expires.
2.8 YOU shall have a right to license third parties to prepare Derivative Works of Your Products(s) if such third party licensees have obtained a license to prepare Derivative Works of the San Francisco Product from IBM.

Section 3.     Know-How:

Nondisclosure3.1     All documents, resumes and other tangible items
containing Know-How shall be clearly marked with the words "KNOW-HOW" or a similar restrictive legend. IBM does not wish to receive any information considered confidential by YOU. In the event this becomes necessary, the parties will enter into a separate agreement with respect to such information. All information received from YOU that is not subject to a separate agreement shall be considered as nonconfidential information.

3.2 Subject to the provisions of Sections 3.4 and 3.5, for a period of twenty (20) years from the date of each receipt of Know-How, YOU shall use the same care and discretion to avoid disclosure, publication or dissemination of such received Know-How as YOU use with information of YOUR own that YOU do not wish to publish, disclose or disseminate.

3.3 Subject to the provisions of Sections 3.4 and 3.5, for a period of five (5) years from the Effective Date, YOU shall use the same care and discretion to avoid disclosure, publication or dissemination of ATTACHMENT D of this Agreement, as YOU use with information of YOUR own that you do not wish to publish, disclose or disseminate.

3.4     Disclosure by YOU of Know-How is permissible if:

(a) such disclosure is in response to a valid order of a court or other governmental body or otherwise required by law. YOU, however, will give IBM prompt notice to allow IBM a reasonable opportunity to obtain a protective order; or

(b) such disclosure is to other Know-How licensees of the San
Francisco
Product. It shall be YOUR sole responsibility to determine if a third party is a licensee of such Know-How. YOU shall have absolute liability for any damages to IBM caused by YOUR malfeasance or misfeasance in disclosure to a third party.

3.5 The obligations specified in Sections 3.2 and 3.3 shall not apply to any information that:

(a) is already in YOUR possession or the possession of any of YOUR Subsidiaries without obligation of confidence;

(b)     is independently developed by YOU or any of YOUR Subsidiaries;

(c)     is or becomes publicly available without breach of this Agreement;

(d) is rightfully received by YOU from a third party without obligation of confidence; or

(e)     is released for disclosure by IBM with its written consent.

3.6 Upon any termination of this Agreement pursuant to Sections 9.1, 9.2 or 9.3, YOU shall promptly return to IBM or destroy all documents and other tangible items containing Know-How and/or Licensed Materials in the possession of YOU or YOUR sublicensed Subsidiaries.

Section 4.     YOUR OBLIGATIONS

4.1     YOU shall:

(a) integrate the Licensed Code into Your Product such that in IBM's discretion Your Product is substantially different from and includes the addition of valuable function in addition to that contained in the Licensed Code per se;

(b) provide the Licensed Code in Binary Code form only under YOUR license agreement as part of the YOUR Product;

(c)     not remove IBM copyright and other notices from the Licensed Code;

(d)     use all commercially reasonable efforts to ensure that all
YOUR         employees comply with the terms of this Agreement;

(e) not make any representations or warranties on behalf of IBM about IBM or the Licensed Materials;

(f) not reverse assemble, reverse compile or translate any Binary Code except as permitted by law without the possibility of contractual waiver;

(g)     not insert, delete, replace, change or otherwise alter any
files        in the directories and subdirectories of the San Francisco
Product;

(h) not modify, change or otherwise alter the directory structure of the San Francisco Product;

(i) not modify, change, prepare Derivative Works of or otherwise alter any
Binary Code files included with the San Francisco Product; and

(j) provide sufficient support, service and documentation to YOUR Customer to eliminate any right, permission, or authorization your Customer may have in the absence of such support, service and documentation under the national or regional law of the places where YOU or YOUR Customer do business to reverse assemble, reverse compile or translate Your Product.

4.2 For Your Product that may be distributed in the U.S. or to U.S. Government users, YOU will include on Your Product:

(a)     a copyright notice in the form specified by 17 U.S.C. Chapter 4; and

(b) a U.S. Government user limited and restricted rights notice that complies with DFAR 227.7202 for military agencies and F.A.R. 12.212 for civilian agencies.

4.3 At IBM's request, YOU will provide to IBM for review and approval copies of YOUR standard form and variations of YOUR standard form license agreements used to license Your Product. YOU will obtain the Customer' assent
(either by signature or by any other legally enforceable means) to YOUR license agreements all of which shall include the substance of the following:

(a) authorization to use, execute, perform, and display and to make one copy of Your Product for backup or archival purposes only;

(b)subject to Section 2.8, prohibition from any preparation of derivative
works, or modifying of Your product or sublicensing, distributing, leasing, renting, or otherwise transferring Your Product;
(c)  prohibition from copying Your product unless the Customer has
been         licensed to do so by YOU;

(d) direction to destroy all copies of Your product unless the Customer has been licensed to do so by YOU;

(e)     prohibition from reverse assembling, reverse compiling or
translating   Your Product except as permitted without the possibility of contractual waiver by the national or regional law of the places where YOU or YOUR Customer do business; and

(f)     statements that:   (1)     Your Product is copyrighted and licensed;
it is not sold.  YOU do not pass title to Your Product;
(2) Your Product may contain materials licensed by a third party and YOU have assumed responsibility for these materials and their use in Your Product;

(3) Third party suppliers disclaim all implied warranties, including the implied warranties of noninfringement, merchantability and fitness for a particular purpose; and

(4) limit liabilities to a reasonable amount and state in comparable words, "The collective liabilities of the seller/licensor's third party suppliers shall be limited to no more than one hundred thousand 100,000.00) dollars and is subject to all other limitations of liabilities described in this agreement. Third party suppliers disclaim all liability for consequential or other indirect damages. The third party supplier is an intended beneficiary of the limitations and disclaimers and the limitation of liabilities for seller/licensor and its third party suppliers are not cumulative."

4.4 YOU agree to notify IBM within ten (10) business days if YOU become aware of any acts of infringement of the IBM Patents or copyright infringement of the Licensed Materials.

Section 5.     TECHNICAL SUPPORT

5.1     IBM shall provide orientation materials on the CD-ROM.

5.2 At no additional charge to YOU (other than the payments specified in this Agreement), and provided that YOU have registered with IBM, IBM shall, through its Internet website, provide access to:

(a)     a frequently asked questions (FAQ) file;
(b)     a Hints and Techniques (HAT) file;
(c)     technical road maps and papers;
(d)     downloadable Fixpacks for the Version and Release of San
Francisco      Product that is then being distributed to the public by IBM hereinafter the "Then Current Version and Release");
(e)     downloadable Fixpacks for the Version and Release of San
Francisco      Product immediately previous to the Then Current Version and
Release         for a period of one hundred and eighty (180) days after
public        availability of the Then Current Version and Release; and
(f) a public forum. IBM shall have no obligation whatsoever to respond to any questions posted on such public forum.

Registration and further instructions on how to access the foregoing electronic support services may be obtained via the URL http://www.ibm.com/java/sanfrancisco on the Internet.
5.3 IBM shall have no obligation: to provide technical assistance except as set forth in Sections 5.1 and 5.2; to provide technical assistance to YOUR Customers; and/or to have direct contact with any of YOUR Customers. In no event shall any information provided by YOU to IBM under this Section 5 be deemed confidential information or Know-How of YOU or any third party.

5.4 IBM shall use commercially reasonable efforts to perform its obligations under Sections 5.1 and 5.2. In no event shall IBM be liable on account of any technical information provided pursuant to this Section 5, or its inability to provide technical assistance.

5.5     YOU shall be responsible for all service to YOUR Customers.

5.6 IBM shall provide, at no additional cost other than the payments specified in this Agreement), the technical support set forth n Section 5.2 for a period of eighteen (18) months from the Effective Date of this agreement. Thereafter, if YOU pay royalties to IBM pursuant to Section 6.1, IBM shall continue, during the term of this Agreement, to provide to YOU, at no additional charge, new Releases and the technical support set forth in
Section 5.2 for so long as YOU continue to pay royalties to IBM. If after the first eighteen (18) months from the Effective Date of this agreement YOU are not paying royalties to IBM pursuant to Section 6.1, IBM agrees to make Releases and the technical support set forth in Section 5.2 available to YOU at a fee to be set by IBM. IBM reserves the right to change the terms and conditions, including charges, under which it licenses future Versions of products based upon the San Francisco Product.

Section 6.     PAYMENTS

6.1 As partial consideration for the licenses granted by IBM to YOU in Sections 2.2, 2.3, 2.4 2.5, 2.7 and 11.1, YOU shall pay, as hereinafter provided, royalties to IBM in respect of each Your Product licensed by YOU or
YOUR sublicensees for use by end-users or used for Internal Production Use.

6.2 YOU shall pay IBM running royalties calculated as a percentage ("Royalty Rate") of Your Product Revenue. These Royalty Rates are set forth in
ATTACHMENT D. Royalty Rates shall be selected from ATTACHMENT D according to the appropriate Rate Code and Your Product Revenue Step. YOU shall pay royalties under Rate Code A if YOU ship product that uses Base Code and/or provides Maintenance Services. YOU shall pay royalties under Rate Code B if YOU ship product that uses Base Code and CBP or CBP alone. The step under which YOU shall pay royalties is selected from ATTACHMENT D in accordance with the year to date (YTD) amount of Your Product based on the Licensed Code
("Your Product Revenue Step"). YOU shall, regardless of the net of Your Product Revenue, calculate royalties starting at Step 1 on January 1 of each year in which royalties are due IBM and only proceed to subsequent steps after royalties have been paid on the full amount in a Your Product Revenue Step.(a)
   YOU may create Derivative Works of programs obtained from third parties who are also licensed by IBM to create works based upon the San Francisco Product ("Other Company"). In such event, YOU may deduct from Your Product Revenue payments made to such Other Company and on which royalties were paid to IBM by such Other Company under a San Francisco Technology License Agreement for their products upon which Your Product is based.

6.3 Royalties payable pursuant to Section 6.1 shall accrue when Your Product is first sold, licensed or otherwise transferred (internally or externally). A quarterly accounting period shall end on the last day of each March, June, September and December during the term of this Agreement.
Within
thirty (30) days after the end of each such period, YOU shall furnish to IBM a written report certified by YOU, one of YOUR officers or another individual authorized to legally bind YOU, in the forms set forth in ATTACHMENT E and ATTACHMENT F. In addition to YOUR Name, License Reference Number, Date of the Report and Period covered, the Statement of Royalty Form of ATTACHMENT E shall specify:

     (a) the name of Your Product for which royalties are being paid, including a type number or other description that uniquely describes the product (Column 1);

     (b)  the total net of Your Product Revenue for Your Product sold
during        the accounting period and the year to date (YTD) total for all
San          Francisco based products sold by YOU.  If YOU are paying
royalties for          Your Product based upon Other Company products
pursuant
to Section      6.2(a), the net of Your Product Revenue shall be calculated
using the     worksheet of ATTACHMENT F (Column 2).  Otherwise, this amount
shall be     the revenue for the Your Product calculated as the product of
Column 3          and Column 5;

     (c)  the number of copies of Your Product, exclusive of copies
licensed    at no charge and reported in accordance with Section 6.3(d),
licensed to      Distributors or directly to Customers or otherwise
indirectly
to      Customers by Your sublicensees (Column 3);

     (d) the number of copies of Your Product licensed without charge or other payment to YOUR Customers (Column 4)

     (e) the Licensed Product Selling Price per copy of such Your
Product
(Column 5);
     (f) identification of the Rate Code at which royalties are being paid (Column 6);

     (g) the applicable royalty rate (Column 7); and

     (h) the amount of royalties due (Column 2 multiplied by Column 7) and the total due for all of Your Product(s); and YOU shall pay said total amount due to IBM.

With respect to each copy licensed without charge, YOU shall, on or before the end date of the next quarterly accounting period, either (a) charge the Customer based on Your Product Selling Price and remit royalty payment in due course, (b) terminate each such Customer's license with respect to such copy, or (c) treat such copies as sold at Your Selling Price and pay royalties on such copies in accordance with Section 6.2.

6.4 If YOU are paying royalties to IBM for Your Product based upon Other Company products pursuant to Section 6.2(a) YOU shall have the following additional reporting obligations which together with YOUR Name, License Reference Number, Date of the Report and Period covered, shall be reported on the form of ATTACHMENT F:

(a)     identification of Your Product for which royalties are being
paid,      including a type number or other description that uniquely
describes        the product (Column A);

(b)     the amount of Your Product Revenue received by YOU (Column B);

(c)     identification of the Other Company paying royalties to IBM for
the     product upon which Your Product is based (Column C);
(d)     identification of the Other Company product that YOUR Product
is        based (Column C);

(e) the payment paid to the Other Company that is deductible under
Section 6.2(a) (Column E); and(f) the net of Your Product Revenue upon which royalty is paid (Column E subtracted from Column B) and such amount shall also be entered into Column 2 of ATTACHMENT E, where it shall be mark with an asterisk ("*") for each of Your Product(s) for which the deduction allowed under 6.2(a) is being taken.

6.5 YOU shall pay all royalties and other payments due hereunder in United
States dollars. YOU shall report all money amounts in U.S. dollars. All royalties for an accounting period computed in other currencies shall be converted into US dollars at the exchange rate for bank transfers from such currency to US dollars as quoted by the head office of Citibank N.A., New York, USA, at the close of banking on the last day of such accounting period (or the first business day thereafter if such last day is a non-business day).

6.6 In the event no royalties are due, YOU shall submit a report so stating. Such report may be submitted by e-mail to sfrantla@us.ibm.com and shall contain the following, or a substantively similar statement:

                "We have not licensed any applications based upon the San Francisco Product nor placed any such applications into Internal Production Use in the reporting period and therefore no royalty is due."

Such e-mail report shall also contain your License Reference Number and the name of the person submitting the report on YOUR behalf.

6.7 YOU shall keep records in sufficient detail to permit the determination of royalties payable hereunder and at the request and expense of
IBM will permit an independent auditor s elected by IBM, or any other person acceptable to both IBM and YOU, to examine such records during ordinary business hours once in each calendar year to verify or determine royalties paid or payable under this Agreement. Such examination shall include the right to examine and inspect any materials required to verify YOUR obligations under
Sections 4.3 and 11.3. If no request for examination of such records for a particular accounting period has been made by IBM within three (3) years after the end of said period, the right to examine, and the obligation to keep, such records for said period shall terminate.

6.8 YOU shall be liable for interest on any overdue royalty commencing on the date such royalty becomes due, i.e., thirty (30) days after the end of the applicable accounting period, at an annual rate which is the greater of ten percent (10%) or one percentage point higher than the prime interest rate as quoted by the head office of Citibank N.A., New York, at the close of banking on such date, or on the first business day thereafter if such date falls on a non-business day. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefor is being asserted, the interest rate shall be reduced to such maximum legal rate.

     YOU shall bear and pay all taxes (including, without limitation, sales and value added taxes but excluding income tax as specified below) imposed by the national government, including any political subdivision thereof, of any country in which YOU are doing business as the result of the existence of the Agreement or the exercise of rights hereunder. YOU shall not bear and pay any income tax imposed by such national government upon the payments made pursuant to this Section 6 to the extent that such income tax is to be credited to taxes payable to IBM to its national government. YOU may deduct such income tax from said payments, and YOU shall furnish IBM with a tax certificate for such income tax. YOU shall also bear and pay all other fees or charges, including, but not limited to, the fees charged by financial institutions, incurred by YOU or on YOUR behalf in association with your payment of royalty under this Agreement or as the result of the existence of this Agreement or the exercise of rights hereunder.

Section 7.     OPTION GRANTED

7.1 YOU grant to IBM the right to obtain a patent license under Your Patents to make, use, import, offer to sell or lease, sell, lease or otherwise transfer any IHS Product. Said license shall be under terms and conditions no less favorable than those granted to YOU herein or any amendment hereto and shall include royalty rates no less favorable than one percent per patent (up to a maximum of five per cent for five or more patents) of the actual selling price of IBM products to unaffiliated customers, and the greater of actual selling price or fair market value in sales to affiliated customers. For the purposes of this Section 7.1, each one of Your Parents and its corresponding patents in other countries, shall be deemed to be one of your Patents.

Section 8.     COMMUNICATIONS

8.1 Upon execution of this Agreement IBM shall assign a License Reference Number. This number shall be included in any report, payment or other communication YOU make to IBM concerning this Agreement.

8.2 Payment shall be made by electronic funds transfer and shall include in the payment details YOUR License Reference Number. Any notice or other communication required or permitted to be made or given to either party hereto pursuant to this Agreement shall be sent to such party by facsimile or registered airmail, postage prepaid, addressed to it at its address set forth 8.2(b) below, or to such other address as it shall designate by written notice given to the other party. Payment shall be deemed to be made on the date of electronic funds transfer. Notices or other communications shall be deemed to have been given or provided on the date of sending.  The addresses are as
follows:(a)     For electronic funds transfers of payments:

          IBM, Director of Licensing
          The Bank of New York
          48 Wall Street
          New York, New 10286
          United States of America
          Credit Account No. 890-0209-674
          ABA No. 0210-0001-8

(b)     Mailing addresses and facsimile numbers:
          For IBM:
          Director of Licensing
          IBM Corporation
          500 Columbus Avenue
          Thornwood, NY 10594
          Facsimile#: 914-742-6737
          E-mail: sfrantla@us.ibm.com

          For YOU:

          Edson Ng
          Vice President
          Aztek, Inc.
          Suite 115, Meadow Wood Crown Plaza
          1575 Delucchi Lane
          Reno, Nevada
          89502 USA

          Telephone # (604) 294-0290
          Facsimile # (604) 294-1816
          E-mail: edsonng@direct.ca

8.3     Your Technical Coordinator is as follows:

Name:  Eileen Keogh
Title: Director, Research & Development
Address: Aztek, Inc.
         450-6450 Roberts St.
         Burnaby, B.C.
         V5G 4E1 Canada
         Telephone # (604) 294-0290
         Facsimile # (604) 294-1816
         E-mail: Eileen_Keogh@bc.sympatico.ca

YOU will promptly advise IBM in writing of any change in Technical Coordinator or address.

Section 9          TERM AND TERMINATION
9.1 This Agreement shall be from the Effective Date until three (3) years after such date, unless earlier terminated under the provisions of the Agreement. Termination or expiration of this Agreement does not affect previously granted paid-up rights and licenses to Customers authorized by this
Agreement, including without limitation licenses granted in the last quarterly accounting period of a calendar year for which royalties are paid in accordance with Section 6 even if such payment occurs after expiration of this Agreement. Termination of this license shall also terminate previously granted rights of Customers authorized by this Agreement who have licensed Your Product under periodic license payments. YOU shall promptly notify such Customers of the termination of such previously granted rights.

9.2 In the event that YOU materially breach this Agreement, IBM shall give written notice of the breach and, if such breach is not cured within ninety
(90) days of said notice, IBM shall have the right to terminate this Agreement by giving fifteen (15) days written notice.

9.3 YOU shall have the right to terminate this Agreement without cause at any time by giving written notice; provided, however, that such termination shall be subject to YOUR payment obligations under Section 6 (which shall be come immediately due and payable) and to the provisions of Section 13.14.

9.4 Upon termination or expiration of this Agreement, YOU shall provide IBM with proof of the destruction of all existing packages, cartons, containers, point of sale displays, advertising, labels, stencils, cut-outs, forms and the like which bear the Trademark or are or can be used in the application or reproduction of the Trademark, and shall provide IBM with proof of the obliteration or removal of the Trademark from all products. For the purposes of this section 9.4, a written statement fully describing such destructions and obliterations, certified by YOU, one of YOUR officers or another individual authorized to legally bind YOU, shall constitute acceptable proof to IBM.

9.5 IBM hereby agrees to make available a new license to YOU for the Version of the San Francisco Product that is being licensed by IBM as of the date of termination of this Agreement, under IBM's then current terms and conditions, provided that:
(a) IBM shall have no obligation to make available such new license if IBM is not then offering such licenses to others;

(b)     all outstanding intellectual property claims between IBM and YOU
have   been resolved to IBM's satisfaction as of the date of termination
of         this Agreement; and

(c)     all outstanding claims between IBM and YOU under this Agreement
have    been resolved to IBM's satisfaction as of the date of termination
of        this Agreement.

9.6 IBM hereby agrees that if IBM ceases all marketing, licensing and support of all Versions of the San Francisco Product and does not establish or otherwise provide for a successor to provide such marketing, licensing and support then IBM shall amend this Agreement:
(a)     to extend its term to the life of the copyright of the Version of
the   San Francisco Product last provided to you under this Agreement, except that any licenses granted in such amended agreement shall be only to intellectual property, including, patents, trademark, copyright and Know-How covered under this Agreement and existing at the effective date of such amendment;

(b)     to delete Sections 2.1, 5.2, 5.6, 9.5, 10.1, 10.4 and 13.6; and

(c) to the extent, IBM has the right to do so, to provide access to YOU under license to the Source Code of those portions of the last Version of the San Francisco Product previously supplied to YOU only as Licensed Binary Code under this Agreement. Notwithstanding the foregoing, IBM shall have no obligation to provide such amended agreement unless: (I) all outstanding intellectual property claims between IBM and YOU have been resolved to IBM's satisfaction as of the date IBM ceases support, marketing and licensing of all
Versions of the San Francisco Product; and (ii) all outstanding claims between
IBM and YOU under this Agreement have been resolved to IBM's
satisfaction       as of the date IBM ceases support, marketing and licensing
of all               Versions of the San Francisco Product.

Section 10     INDEMNIFICATION

10.1 If a third party claims that the Base Code or CBP in Binary Code form that IBM provides to YOU infringes that party's copyright, IBM will, subject to the limitations of Section 13.4, defend YOU against that claim at IBM's expense and pay all costs, damages, and attorney's fees that a court finally awards, provided that YOU:

(a)     notify IBM in writing of any such claim within ten (10)
business        days of YOUR receipt of such claim; and

(b) allow IBM to control, and cooperate with IBM in, the defense and any related settlement discussions.

10.2 If a third party claim that the Base Code or CBP in Binary Code form that IBM provides to YOU infringe that party's copyright is made or appears likely to be made, YOU agree to permit IBM to obtain the right for YOU to continue to use the Base Code or CBP, or to modify it, or replace it with non-infringing Base Code or CBP that is at least functionally equivalent. If IBM determines that none of these alternatives is reasonably available, YOU agree to return the Licensed Materials to IBM upon IBM's written request. Sections 10.1 and 10.2 state IBM's entire obligation to YOU regarding any claim of infringement.
10.3 IBM has no obligation regarding any claim based on any of the following:

(a) anything YOU provide which is incorporated into the Licensed Materials or into which the Base Code or CBP is incorporated;

(b) YOUR modification of the Licensed Code; or the use thereof in other than its specified operating environment;

(c) the combination, operation, or use of Licensed Code with other products.

10.4 Subject to the limitations of Section 13.4, IBM shall settle or defend all claims made by third parties against YOU and shall thereby indemnify and hold YOU, YOUR officers, agents and employees, harmless from any and all claims made against YOU for infringement or unfair competition arising from YOUR use of the terms in accordance with the terms of this Agreement. Following notice of an infringement claim or at any time IBM deems appropriate, IBM may provide to YOU a substitute trademark for use under the terms and conditions of this Agreement.

(a)     Notwithstanding the above, IBM shall not be liable for any
lost         revenue, profits, business opportunities or consequential,
incidental         or punitive damages, even if advised of the possibility of
such         damages.

(b) To qualify for such indemnification, YOU must notify IBM of any such claim in writing within ten (10) business days of YOUR receipt of such claim, and allow IBM to control and fully cooperate with IBM in the defense of and all settlement negotiations related to such claim.

10.5 YOU shall indemnify IBM, its officers, agents and employees from and against any and all claims, damages, liabilities (including settlements entered into in good faith), suits, actions, judgments, penalties and taxes, civil and criminal, and all costs and expenses (including without limitation reasonable attorneys' fees) incurred in connection therewith, arising out of:

(a)     any act, omission, neglect or default of YOU or YOUR agents on or
in    connection with the manufacture, sale, distribution, promotion,
or         marketing of Your Product;

(b)     any defect (whether obvious or hidden) in Your Product
manufactured,    sold or licensed by YOU, except if such defect is contained wholly within Licensed Binary Code provided by IBM to YOU;

(c) personal injury or any infringement of any rights (including copyrights) of any person by the manufacture, sale, distribution, possession or use of Your Product; or

(d)     YOUR failure to comply with applicable laws with respect to
the         manufacture, sale, distribution, possession or use of Your
Product.

To qualify for such indemnification IBM must notify YOU in writing of any such claim within ten (10) business days of IBM'S receipt of such claim, and allow YOU to control and fully cooperate with YOU in the defense of and all settlement negotiations related to such claim.

Section 11.     TRADEMARK LICENSE

11.1 To the extent it has the right to do so, IBM grants to YOU a worldwide, non-exclusive, non-transferable, right and license to use the Trademarks on Your Product in accordance with the terms of this Agreement. YOU shall have no right and/or license to use the Trademarks on goods other than YOUR Product, including, by way of example, and not limitation, promotional goods, such as clothing, sports gear, computer accessories, office supplies, and jewelry.

11.2 The license granted to YOU in Section 11.1 includes the right to sublicense the Trademarks to YOUR Subsidiaries, provided that each sublicensed subsidiary shall be bound by the terms and conditions of this Agreement as if it were named herein in YOUR place. YOU agree that any breach of the terms and conditions of this Agreement by a sublicensee shall also be considered a breach by YOU.

11.3. YOU agree to display and use the Trademarks solely in the form, manner and style required in the Trademark Usage Guidelines which may be modified from time to time, upon reasonable notice, by IBM.

11.4 YOU agree to use the Trademarks only on Your Products, and sales literature, advertising, presentation materials, press materials, and exhibits for Your Products.

11.5 All ownership rights in the Trademarks belong exclusively to IBM. YOU have no ownership rights in the Trademarks and shall acquire no ownership rights in the Trademarks as a result of YOUR performance (or breach) of this Agreement. All use of the Trademarks or variations thereon shall insure solely to the benefit of IBM. Upon termination of this Agreement all of YOUR rights to use the Trademarks shall terminate immediately except as otherwise provided herein.

11.6     YOU agree:

(a)   not to take any action which will interfere with any of IBM's
rights      in and to the Trademarks;

(b) not to challenge IBM's right, title or interest in and to the Trademarks or the benefits therefrom;

(c) not to make any claim or take any action adverse to IBM's ownership of the Trademarks;

(d) not to register or apply for registrations, anywhere, for the trademarks or any other mark which is similar to the Trademark or which incorporates the Trademarks; and

(e) not to use any mark, anywhere, which is confusingly similar to the
Trademarks.

11.7 YOU agree that it is of fundamental importance that Your Product bearing the Trademarks be of the highest quality and integrity and that the Trademarks be properly used and displayed. YOU agree that the level of quality of Your Product manufactured, sold or licensed by YOU shall meet or exceed industry standards.

11.8 The parties agree that IBM may inspect Your Product distributed by YOU upon reasonable notice, and may purchase Your Product without notice to insure that the quality standards set forth in Section 11.7 and the Trademark Usage Guidelines are maintained and that the Trademarks are properly used.

11.9 Failure to meet the quality standards set forth in Section 11.7 and the Trademark Usage Guidelines shall be deemed to be a breach thereof which must be corrected to IBM'S satisfaction within ninety (90) days of being put on notice. Until such breach is corrected YOU may not sell or distribute Your Products with the Trademarks.

11.10     YOU represent and warrant that Your Product meets the applicable
San
Francisco criteria and quality standards in accordance with Section 11.7 and the Trademark Usage Guidelines.

11.11 YOU agree to notify IBM within ten (10) business days if YOU become aware of:

(a)     any uses of, or any application or registration for, a
trademark,       service mark or trade name that conflicts with or is
confusingly similar to the Trademarks;
(b) any acts of infringement or unfair competition involving the Trademarks; or

(c)     any allegations or claims whether or not made in a lawsuit, that
the    use of the Trademarks by IBM or YOU infringe the trademark or
service       mark or other rights of any other entity.

11.12 IBM may, but shall not be required to, take whatever action it, in its sole discretion, deems necessary or desirable to protect the validity and strength of the Trademarks at IBM's sole expense. YOU agree to comply with all reasonable requests from IBM for assistance in connection with any action with respect to the Trademarks that I BM may choose to take.

11.13 YOU shall not institute or settle any claims or litigation affecting any rights in and to the Trademarks without IBM's prior written approval.

Section 12.     REPRESENTATIONS AND WARRANTIES

122.1 IBM represents and warrants that it has the full right and power to grant the licenses granted I Sections 2 and 11, and that there are no outstanding agreements, assignments or encumbrances inconsistent with the provisions of said licenses or with any other provisions of this Agreement.

12.2 IBM represents and warrants that it is not aware of any claims of infringement of intellectual property that have been brought against it by third parties for infringement of such third party's intellectual property by the San Francisco Product.

12.3 YOU represent and warrant that other than in Your Product(s), no computer program product of YOURS contains, incorporates, invokes, calls, or otherwise causes execution of any version of the Licensed Code, or any portion thereof.

12.4 IBM warrants that when the San Francisco Product is used in the Specific Operating Environment, it will conform to thee Specifications, provided that YOU provide a substantially similar warranty to YOUR Customers of Your Product.

The warranty period for a Release of the San Francisco Product licensed under this Agreement commences on the day YOU receive such Release and continues for a period of one hundred eighty (180) days after public availability of a subsequent Release or new Version. In no event, however, shall such warranty continue after the termination or expiration of this Agreement.

THESE WARRANTIES ARE YOUR EXCLUSIVE WARRANTIES AND REPLACE ALL
OTHER
WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT
LIMITED TO THE
IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY FOR A
PARTICULAR PURPOSE.
IBM SHALL HAVE NO OTHER LIABILITY IN RESPECT OF ANY INFRINGEMENT OF
PATENTS OR
OTHER RIGHTS OF THIRD PARTIES DUE TO YOUR OPERATION UNDER THE
LICENSES
GRANTED  HEREIN.

Section 13.     MISCELLANEOUS

13.1 IBM shall not assign or grant any right under any of its intellectual property that is licensed to YOU pursuant to Section 2, unless such assignment or grant is made subject to the terms and conditions of this Agreement. YOU shall not assign this Agreement or any of its rights, licenses or privileges hereunder or delegate or subcontract YOUR obligations, except to a purchaser of all, or substantially all, of YOUR assets, provided that, any such assignment, delegation or subcontracting shall be with IBM's written consent, which consent shall not be unreasonably withheld and all outstanding intellectual property claims between IBM and such purchaser, and all outstanding issues between YOU and IBM under this Agreement, if any, shall have been resolved to the satisfaction of IBM as of the date of such purchase of YOUR assets. Any assignment in derogation of the foregoing shall be null and void.

13.2 Except as specifically permitted in section 11.1, nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing).

13.3 With the exception of any reduction in the value of the Licensed Materials resulting from YOUR material breach of YOUR obligations, neither party shall be entitled to indirect, incidental, consequential, special or punitive damages, including lost profits based on any breach or default of the other party and including those arising from infringement or alleged infringement of any patent, trademark, copyright, mask work or any other intellectual property right.

13.4 IBM's entire liability and YOUR exclusive remedy for actual damages from any cause whatsoever relating to this Agreement shall be limited to the greater of one hundred thousand ($100,000.00) dollars or the royalty payment made by YOU under this Agreement in the immediately preceding annual year. The limitation will apply, except as otherwise stated in this section, regardless of the form of action, whether in contract or in tort, including negligence. The limitation will not apply to claims by YOU for bodily injury or damage to real property or tangible personal property for which IBM is legally liable.

13.5 IBM shall have no obligation hereunder to institute any action or suit against third parties for any cause.

13.6 YOU recognize that URLs change from time to time. In the event that YOU are unable to gain access to any URL recited in this Agreement, please contact your IBM marketing representative to obtain any updates or other changes to the URL.

13.7 This Agreement will not be binding upon the parties until it has been signed hereinbelow by or on behalf of each party, in which event it shall be effective as of the Effective Date. No amendment or modification hereof shall be valid or binding upon tne parties unless made in writing and signed on behalf of each of the parties.
13.8 Each party shall, at its own expense, comply with any governmental law, statute, ordinance, administrative order, rule or regulation relating to its duties, obligations and performance under this Agreement and shall procure all licenses and pay all fees and other charges required thereby. Each party agrees to comply with all applicable federal, state and local laws, regulations and ordinances, including the Regulations of the U.S. Department of Commerce and/or the U.S. State Department. YOU hereby give written assurance that, unless authorized by appropriate U.S. Government license or regulations, neither software nor technical data provided by IBM under this Agreement, nor the direct product thereof, shall be exported, directly or indirectly, to prohibited countries or nations thereof. YOU agree that YOU are responsible for obtaining required government documents and approvals prior to export of any commodity, machine, software or technical data. As a part of the technical assistance provided under Section 5.2, IBM agrees to cooperate and provide reasonable information concerning the Licensed Materials to YOU in order for YOU to obtain export approval for Your Product.

13.9 If any section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

13.10 This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New as such law applies to contracts signed and fully performed in such State. Both parties agree that any action brought concerning this Agreement shall be brought in a court of competent jurisdiction in the State of New Both parties agree to waive their right to a trial by jury in any dispute arising out of this Agreement. The prevailing party in any legal action hereunder shall be entitled to reimbursement by the other party of its expenses including, without limitation, reasonable attorneys' fees.

13.11 Each party is an independent contractor. Neither party is, nor will claim to be, a legal representative, partner, franchisee, agent or employee of the other. Neither party will assume or create obligations for the other. Each party is responsible for the direction and compensation of its employees.

13.12 Neither party relies on any promises, inducements, or representations made by the other or expectations of more business dealings. This Agreement accurately states our business agreement.

13.13 The headings of the sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

13.14 Any terms of this Agreement which by their nature extend beyond its expiration ro termination, including but not limited to the terms of Sections 3 and 6 shall remain in effect until fulfilled and shall bind the parties and their legal representatives, successors, heirs and assigns.

This Agreement and any attachments thereto embody the entire understanding of the parties with respect to the subject matter hereof and merge all prior discussions between them.

Aztek, Inc.By:

/s/ Edson
Ng------------------                                                  Title:
Vice President
Date:  July 8, 1998

INTERNATIONAL BUSINESS
MACHINES CORPORATION

By /s/ Marshall C. Phelps,
Jr.
------------------------------
Marshall C. Phelps, Jr.
Vice President
Date:
7/22/98



                                 ATTACHMENT A

                   Product Nos. covered by this agreement

Product No. 5648-SF1-San Francisco Base Product No. 5648-GL1-San Francisco General Ledger Product No. 5647-WM1-San Francisco Warehouse Management Product
No. 5648-OM1-San Francisco Order Management

The product numbers covered by this Agreement shall also be listed in the file named LICENSE.TXT which is located in the root directory of the CD-ROM and in the ...com/ibm/sf/doc/ relative directory that results from the installation of the San Francisco Product on YOUR computer where ... is the prefix directory determined at install time by user specification of directory preference and/or specific platform requirements under Section B, entitled "San Francisco Product Numbers and Names." The contents of these lists and subdirectories may be updated by IBM from time to time.

                                 ATTACHMENT B

                                 Trademarks



IBM San Francisco

                                 ATTACHMENT C

                           Trademark Usage Guidelines

1.0     General Overview

1.1 This Attachment C ("Guidelines") sets forth the proper treatment and use in advertising of all trademarks licensed under the San Francisco Technology License Agreement to which they are appended and incorporated by reference (hereafter Agreement). Compliance with these Guidelines is the sole responsibility of YOU, YOUR Subsidiaries and/or YOUR Distributors. In the event of a conflict between the provisions of the text of the Agreement and these Guidelines, the Agreement shall control.

1.2 None of the Licensed Marks may be used on or in connection with novelty items or T-shirts without IBM's Approval.
2.0     Use of Trademarks in Advertising, Promotional Materials and Licensed
Materials

2.1 General Trademark Use - Trademarks licensed by IBM under the Agreement shall always be used as adjectives, not as nouns or verbs. A trademark is not used in the possessive sense nor in the plural. Further, a trademark should not be used as a substitute for a type or class of product. Verify trademark use in this respect by mentally inserting the word "brand" after a trademark and before its product type to see if the entire phrase sounds reasonable.
If
it does not, the use is generally improper and should be checked with your legal department. Do not use any trademark in or as part of a hyphenated expression. Do not combine any trademark licensed hereunder in composite form with any other trademark, especially the trademark of a third party.

2.2 Use of the Licensed Marks by a Subsidiary - Trademark use by YOUR Subsidiaries shall form, at the least and in all respects, to the guidelines and requirements set forth in these Guidelines.

2.3 Trademark Use in Emblems - A Licensed Mark may not be used in any Subsidiary emblem or insignia.

2.4 Advertising Claims - The accuracy and appropriateness of all claims used in advertising or promotional materials which includes one or more of the Licensed Marks is the sole responsibility of YOU, YOUR Subsidiary, or YOUR
Distributor, as the case may be, even though IBM may have reviewed the advertisement or promotional materials in question pursuant to this Agreement.

3.0     Use of IBM Trademarks

3.1 General - The following guidelines have been developed to explain the proper treatment of one of IBM's most valuable assets, its terms. The only legitimate purpose for using the trademark "IBM San Francisco" is to identify a relationship or the source of products which are based on the IBM San Francisco Product from International Business Machines Corporation. As such, the following general rules apply to the use of the trademark 'IBM San Francisco":"IBM San Francisco" may not be used to describe any product or service which is not based on and developed using the San Francisco Product from IBM.

                 Right  :                           Wrong:

 Based on IBM San Francisco software        Based on IBM San Francisco
Designed for IBM San Francisco software    IBM San Francisco Order
Tracking
                                           (where the order tracking
modules                                               were created by YOU)
3.2 More Specific Basis For and Manner of Use of" IBM San Francisco" -The trademark "IBM San Francisco" consists of two portions "IBM," which is a registered trademark, and "San Francisco," which, as of the date of this Agreement, is not registered.

Under no circumstances are YOU permitted to use the trademark "IBM" in a design or logotype form or as a trademark separate and apart from the words "San Francisco."

"IBM San Francisco" (or any other trademark) may not be used as a noun, but only as an adjective.

          Right:                                    Wrong
     Solve your development problems       Solve your development problems
     with IBM San Francisco software       with IBM San Francisco

Note the use of a general term "software" in the previous example which is used to avoid making the trademark "IBM San Francisco" a generic term as happened with the former trademark "Aspirin."

In addition to following the above guidelines, the trademark "IBM San Francisco", in either its word or logotype form, must not be used in a manner which may cause confusion as to the source or origin of products or services being offered. As such, the trademark "IBM San Francisco" may not be:

           displayed in a striking and solitary manner;

           made more prominent than the remainder of the text in which
it       is used by another;

           as prominent or more prominent than the YOUR trademark or
company    name;

           used as part of the name or other identifier of a business, product, or service not originating not based upon or developed using the San Francisco product.

At the first or a prominent occurrence of the trademark "IBM San Francisco" in advertising, it should be symbolically indicated that "IBM San Francisco" is a trademark. Each portion of the trademark should be marked according to its registration status. The registered portion should be marked with the symbol "registered trademark" and in the United States, the unregistered portion is usually marked by using the symbol "trademark."

Thus, the marking of the entire IBM San Francisco trademark should be: IBM "registered trademark" San Francisco "trademark."

Where space permits, the footnote "IBM, San Francisco and IBM San Francisco are trademarks or registered trademarks of IBM Corporation." Where space requirements dictate, a shortened legend may be agreed to. In either case, the position of the symbols should be in close proximity to the mark.

Should IBM be granted a registration of the trademark "San Francisco" in the US and foreign patent and trademark offices, the symbol "registered trademark" should be substituted for the "trademark" symbol. IBM will notify you in the event that such registration is granted.

Outside the U.S., an asterisk is sometimes used instead of the "trademark" with the same footnote. Note that in some countries a translated version of the US trademark attribution is not only used, but may be required. You should check with your legal department to insure that local laws and customs are adhered to and followed.

                                 ATTACHMENT D

***********************
Attachment D has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


ATTACHMENT E

Your Product  Net Your  Number of  Number of  Unit Rate Code Royalty Amount
of
Description/  Product   Copies     No Charge  Selling  (A or B)Rate(%) Royalty
Type          Revenue              Copies     Price                    Due
Number
(Column 1)(Column 2)(Column 3)(Column 4)(Column 5)(Column 6)(Column 7)(Column
                                                                        2x7)

     Total:
Total
                                                                         Due:
     YTD Total:
     _________                                                           ___

                            ATTACHMENT F

SAN FRANCISCO PRODUCT WORKSHEET FOR NET LICENSED PRODUCT REVENUE
UNDER SECTION
6.2(a)

Licensee Name: ____________________                 Date of Report: __________
License Reference Number: _________                 Period Covered: __________

Your Product   Gross Your   Other Company  Licensed Other  Payment  Net Your
               Product                     Company product made to  Revenue
               Revenue                     incorporated    Other
                                           In Your         Company
                                           Product         Deductible
                                                           Under
                                                           Section
                                                           6.2(a)

(Column A)     (Column B)   (Column C)     (Column D)      (Column E) (Column
                                                                      B-3)